WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 10 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 11 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 12 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 14



                           SELECTED DEALERS AGREEMENT



                                                        Costa Mesa, California
                                                             ___________, 200_

Ladies and Gentlemen:

         The undersigned, WNC Capital Corporation (the "Dealer-Manager"), has entered into an agreement (the "Dealer Manager Agreement") with WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9, WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 10, WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 11, WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 12, WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 13, and WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 14 (collectively, the "Fund" and individually, a "Series"), pursuant to which the undersigned has agreed to use its best efforts to form and manage, as Dealer-Manager, a group of securities dealers (the "Soliciting Dealers") for the purpose of soliciting offers for the purchase of units of limited partnership interest ("Units") in the Fund. The terms of the offering are set forth in the Fund's Registration Statement on Form S-11 which was filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"). Such Registration Statement, in the form it first becomes effective and as thereafter amended from time to time, and the final prospectus, as supplemented from time to time, are herein respectively called the "Registration Statement" and the "Prospectus." The terms used but not otherwise defined in this Agreement have the same meanings as in the Partnership Agreement.

         You are invited to become one of the Soliciting Dealers and by your confirmation hereof you agree to act in such capacity and to use your best efforts, in accordance with the following terms and conditions, to find purchasers for the Units.

         1. You hereby confirm that you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").

         2. You hereby agree to solicit, as an independent contractor and not as our agent or as an agent of the Fund or the Fund Manager, persons acceptable to the Fund Manager to enter into the Investor Form in the form attached to the Prospectus. All subscription checks shall be payable to "USbank - WNC/HTCFVI 11/12." All Investor Forms and all subscription checks and Promissory Notes received by you with respect to any Investor Form shall be transmitted to USbank. All check transmittal procedures followed by you in connection with the offering of the Units shall comply with Rule 15c2-4 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), as interpreted in NASD Notice to Members 84-64. In connection with the foregoing: (i) any subscriber's check received by you which is not made payable to the Escrow Agent shall be returned by you to such subscriber by not later than the end of the next business day following its receipt, and (ii) each subscriber's Investor Form, check and Promissory Note, if any, received by you shall be transmitted by you to the Escrow Agent as soon as possible, but in any event by the end of the next business day following your receipt thereof if your internal supervisory review is conducted at the same location at which subscription documents and checks are received, or if your final internal supervisory review is conducted at another location, you will transmit such Investor Form, check and Promissory Note, if any, to your office conducting such final internal supervisory review (the "Final Review Office") by the end of the next business day following your receipt thereof and the Final Review Office will in turn transmit the same to the Escrow Agent by the end of the next business day following its receipt. No subscription to a Series shall be effective unless and until accepted by the Fund Manager, and in no event may a subscription be deemed binding until at least five days after delivery of a Prospectus to the subscriber.

         You agree that you will (i) diligently make inquiries as required by law of all prospective investors in order to ascertain whether a purchase of Units is suitable for the investors and (ii) inform each prospective investor of all pertinent facts relating to the liquidity and marketability of the Units during the term of the investment. In recommending a purchase, sale or exchange of the Units you shall:

     (a) have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment objectives, investment experience, other investments, income, net worth, financial situation and needs, and any other information known by you, that:

               (i) the participant is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including specifically the Federal income tax benefits;

               (ii) the participant has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity;

               (iii) the participant meets the minimum income and net worth standards established by the jurisdiction in which such participant is a resident;

               (iv)       the program is otherwise suitable for the participant;
                          and

     (b) maintain in your files copies of all Investor Forms and documents disclosing the basis upon which the determination of suitability was reached as to each participant for the longer of (i) six years from the date of investment, (ii) the period prescribed by Rule 17a-4 under the 1934 Act, or (iii) the period required by applicable state blue sky laws;

     (c) execute no transaction in a discretionary account without prior written approval of the transaction by the investor;

     (d) make no sale of the Units unless such sale is preceded or accompanied by a Prospectus; and

     (e) comply in all respects with the Conduct Rules of the NASD in the conduct of the offering of Units.

         Furthermore, you expressly agree to be bound by the escrow agreement between the Fund and the Escrow Agent.

         Each subscription to a Unit solicited by you will be strictly subject to confirmation by us and acceptance thereof by the Fund Manager and we, and each Series and the Fund Manager reserve the right in our and their uncontrolled discretion to reject any such subscription and to accept or reject subscriptions in the order of their receipt by a Series or otherwise. A sale of a Unit in any Series shall be deemed to be completed only after (i) the Escrow Agent receives a properly completed Investor Form from the Soliciting Dealer, together with payment of the full purchase price of each purchased Unit from a buyer who satisfies each of the terms and conditions of the Registration Statement and Prospectus; and (ii) such subscription has been accepted by the Fund Manager. Neither you nor any other person is authorized to give any information or make any representation other than those contained in the Prospectus or in any supplemental sales literature furnished by the Dealer-Manager or the Fund for use in making solicitations in connection with the offer and sale of the Units.

         Upon release by us, you may offer the Units at the public offering price, subject to the terms and conditions hereof.

         3. We understand that the Fund will provide you with such number of copies of the Prospectus and such number of copies of amendments and supplements thereto as you may reasonably request. In this connection, each Series and the Fund Manager have represented and warranted to us that the Registration Statement and the Prospectus will contain all statements which are required to be stated therein in accordance with the 1933 Act and the rules and regulations of the Commission under the 1933 Act (the "1933 Act Rules and Regulations"), and neither the Registration Statement nor the Prospectus will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading. It is understood by the Fund and the Fund Manager that the Conduct Rules of the NASD require that you determine that all material facts relating to the subject offering are adequately and accurately disclosed to prospective subscribers and provide a basis for evaluating the offering, and that each Series and the Fund Manager therefore have specifically represented and warranted to us that:

          (i) all items of compensation payable to them and their affiliates are and will be set forth in the Prospectus under the caption "Management Compensation";

          (ii) all properties to be acquired by any Series which is conducting an offering of its Units are and will be described in the Prospectus during the term of such offering under the caption "Local Limited Partnership Investments";

          (iii) all material tax aspects are and will be set forth in the Prospectus under the captions "Federal Income Tax Considerations" and "The Low Income Housing Tax Credit";

          (iv) the financial position and business experience of the Fund Manager are and will be accurately and adequately reflected in the Prospectus under the captions "Management," "Prior Performance Summary" and "Financial Statements";

          (v) all material conflicts of interest and risk factors are and will be set forth in the Prospectus under the captions "Conflicts of Interest" and "Risk Factors"; and

          (vi) all pertinent facts relating to the liquidity and marketability of the Units are and will be set forth in the Prospectus under the captions "Risk Factors - Lack of Liquidity of Investment" and "Transferability of Units."

         We also understand that the Fund may provide you with certain supplemental sales material to be used by you in connection with the solicitation of Units in the Fund. In the event you elect to use such supplemental sales material, you agree that such material shall not be used in connection with the solicitations of Units unless accompanied or preceded by the Prospectus unless you are notified by us that such material has been prepared and cleared for use in compliance with Rule 134 of the 1933 Act Rules and Regulations.

         We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not constitute, a waiver by you of compliance with any provision of the 1933 Act, or the 1933 Act Rules and Regulations.

         You confirm that you are familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the 1934 Act, relating to the distribution of preliminary and final prospectuses, and confirm that you have complied and will comply therewith. We will make available to you, to the extent they are made available to us by the Fund, such number of copies of the Prospectus as you may reasonably request for the purposes contemplated by the 1933 Act and the 1933 Act Rules and Regulations.

         You agree that you will exercise due diligence in determining that all material facts are adequately and accurately disclosed in the Prospectus. For purposes of compliance with the NASD's Conduct Rules regarding due diligence, it is understood and agreed that you may rely upon the results of an inquiry conducted by another member or members of the NASD, provided that:

          (i) you have reasonable grounds to believe that such inquiry was conducted with due care;

          (ii) the results of the inquiry were provided to you with the consent of the member or members conducting or directing the inquiry; and

          (iii) no member that participated in the inquiry is a sponsor of the Fund or an Affiliate of such sponsor.

         4. Except as otherwise set forth in the Prospectus under the caption "Terms of the Offering and Plan of Distribution" with respect to volume discounts, we will be entitled to receive from the Fund a retail selling commission equal to 7% of the Gross Proceeds. For your services hereunder, subject to the condition that subscriptions for a minimum of 1,400 Units have been received and accepted by a Series prior to the termination date of such Series' offering, you will receive from us a retail selling commission of up to 7% (subject to reduction as aforesaid for volume discounts) of the Gross Proceeds from all subscriptions solicited by you and accepted by the Fund Manager. No other payment or reimbursement of selling compensation or expenses will be made hereunder unless and until we have executed an addendum to this Agreement setting forth the terms of such payment or reimbursement.

         In the event that a sale of Units for which you have solicited a subscription shall not occur, whether by reason of the failure of any condition specified herein or in the Investor Form or the Dealer Manager Agreement, rejection of the subscription by the Fund Manager or otherwise, no payment with respect to such Unit shall be made to you. Further, it is understood and agreed that we shall be under no obligation to make payment to you, and you expressly waive payment, of any commission hereunder except to the extent that we shall have first received from the Fund the selling commission to which we are entitled in connection with the subject transaction. In this regard we note that no commissions shall be payable with respect to the portion of the purchase price for a Unit paid for by a Promissory Note until such time as the Promissory Note has been paid in full. Any payment to you will be payable only with respect to transactions lawful in the jurisdictions where they occur.

         Notwithstanding the preceding, as described more fully in the Prospectus under the caption "Terms of the Offering and Plan of Distribution," the retail selling commission payable in connection with subscriptions for $100,000 or more of the Units in one or more Series will be determined in accordance with the following schedule:

         Amount of Subscription by any   Selling Commission on the
         "Purchaser"(1)                  Offering Price

           $100,000 to $199,000                   5.5%
           $200,000 to $299,000                   4.5%
           $300,000 to $399,000                   3.5%
           $400,000 to $499,000                   2.5%
           $500,000 and over                      1.5%(2)

      -----------
      (1) As defined in the Prospectus under "Terms of the Offering and Plan of Distribution."
      (2) Provided that the Fund and the Fund Manager may further reduce the retail selling commission with respect to subscriptions to $500,000 and over, but any such reduction will be the same for investors making investments of substantially the same size.

and provided, further, that the commission may be reduced with respect to investments by certain investors, as set forth in the Prospectus under "Terms of the Offering and Plan of Distribution."

         Furthermore, we as Dealer-Manager may, in our discretion, reduce the selling commissions otherwise payable in connection with any investment in Units by a Soliciting Dealer or any Affiliate or employee of the foregoing, or certain other investors as discussed in the Prospectus under the caption "Terms of the Offering and Plan of Distribution - Purchases at No Commission." Any such reduction will only be made if and to the extent that the Soliciting Dealer which would otherwise be entitled to a selling commission on any such transaction agrees to such reduction. Therefore, we will by separate letter agreement establish the amount of selling commission reduction, if any, on transactions for which you would otherwise be entitled to the full selling commission, but which are eligible for the reduction. It shall be your responsibility to notify your Affiliates and employees in this regard.

         As described in the Prospectus, we may from time to time during the offering establish a sales incentive bonus program, subject to prior NASD approval and compliance with all applicable NASD rules and procedures. By your execution hereof you expressly agree to the terms of any such sales incentive bonus program, unless you notify us that you do not wish to participate in any such program. It shall be your responsibility to notify your Affiliates and employees if you choose not to participate in any sales incentive program.

         5. This Agreement may be terminated by us at any time upon five days' written notice to you.

         6. In soliciting persons to acquire the Units, you agree to comply with any applicable requirements of the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act, the published rules and regulations thereunder and the Conduct Rules of the NASD and, in particular, you agree that you will not give any information or make any representation other than those contained in the Prospectus and in any supplemental sales literature furnished to you by the Fund or us for use in making such solicitations. You further confirm and agree that, in connection with any assistance you may provide in the sale or transfer of Units, you will fulfill your obligations pursuant to Sections (b)(2)(B) and
(b)(3)(D) of Rule 2810 of the Conduct Rules of the NASD.

         7. We assume no obligation or responsibility in respect of the qualification of the Units under the laws of any jurisdiction. The Blue Sky Memorandum enclosed, or to be promptly furnished to you, indicates the states in which it is believed by the Fund that the Units are exempt from, or have been qualified under, the applicable state securities or "blue sky" laws and the restrictions, if any, on the rights of dealers to solicit sales thereof. It is understood that under no circumstances will you engage in any activities hereunder in any state which is not listed in said Blue Sky Memorandum as a state in which the Units are exempt from, or qualified under, the state securities or "blue sky" laws. Solicitations are to be made only by Soliciting Dealers qualified to act as such for such purpose within the states in which they make such solicitations.

         8. Nothing contained herein shall constitute the Soliciting Dealers and us, or any of them, an association, partnership, unincorporated business, or other separate entity. We shall be under no liability to make any payment to you except out of funds received by us from the Fund as hereinabove provided, and we shall not be under any liability for or in respect of the value or validity of the Investor Forms, the Units, or the performance by anyone of any agreement on its part, or for, or in respect of any matters connected with this Agreement, except for lack of good faith, and for obligations expressly assumed by us in this Agreement.

         9. It is expressly understood that the Dealer-Manager may cooperate with other broker dealers who are licensed members of the NASD, registered as broker-dealers with the Commission and duly licensed by the appropriate regulatory agency of each state in which they will offer and sell the Units of the Fund. Such other NASD members may be employed by the Dealer-Manager as Soliciting Dealers on terms and conditions identical or similar to this Agreement and shall receive such rates of commission as are agreed to between the Dealer-Manager and the respective other Soliciting Dealers and as are in accordance with the terms of the Registration Statement, and to that extent such other Soliciting Dealers shall compete with you in the sale of the Units.

         10. Under the Dealer Manager Agreement, each Series has agreed to indemnify us, the Soliciting Dealers and each person, if any, who controls us or any Soliciting Dealer within the meaning of the 1933 Act against certain liabilities under the 1933 Act. Each Soliciting Dealer hereby agrees to indemnify each Series and the Fund Manager as provided in Paragraph 7 of the Dealer Manager Agreement and to indemnify us and each other Soliciting Dealer to the same extent and in the same manner as such Soliciting Dealer agrees to indemnify each Series and the Fund Manager. In the execution of the Dealer Manager Agreement, we shall be deemed to have acted as a representative of each of the Soliciting Dealers, and the Soliciting Dealers shall be deemed to be in privity of contract with each Series and the Fund Manager.

         11. Any notice from us to you as Soliciting Dealer shall be deemed to have been duly given if mailed or telegraphed to you at your address set forth below.

         Please confirm this agreement to solicit persons to acquire Units on the foregoing terms and conditions by signing and returning the form enclosed herewith.

                            Very truly yours,

                            WNC CAPITAL CORPORATION

                            By:     _______________________________
                                    Wilfred N. Cooper, Jr.,
                                    President

                            By:     _______________________________
                                    Theresa I. Champany,
                                    Vice President

WNC Capital Corporation
3158 Redhill Avenue, Suite 120
Costa Mesa, California  92626

RE:     WNC Housing Tax Credit Fund VI, L.P.,
        Series 9 through Series 14

Ladies and Gentlemen:

         The undersigned confirms its agreement to act as a Soliciting Dealer as referred to in the foregoing Soliciting Dealers Agreement, subject to the terms and conditions of such Agreement. The undersigned confirms that it is a member in good standing of the National Association of Securities Dealers, Inc.


PLEASE NOTE: The undersigned further confirms that its registered representatives (check one):

__ are authorized

__ are not authorized

to subscribe for Units for their own account on terms which include a reduction of commissions otherwise payable on their investment, as described in the Prospectus under "Terms of the Offering and Plan of Distribution."

Dated: ________, 200_      ___________________________________________
                           (Print Name of Firm)

                           By:________________________________________
                           (Authorized Representative)

                           -------------------------------------------
                           (Print Name of Authorized Representative)


                           -------------------------------------------
                           -------------------------------------------
                           -------------------------------------------
                           (Address)

                           -------------------------------------------
                           (Phone Number)

Send Due Diligence Information To:         Send Marketing Information To:

------------------------------------       -------------------------------------
------------------------------------       -------------------------------------
------------------------------------       -------------------------------------

Send Commission Checks To:

------------------------------------
------------------------------------
------------------------------------